UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2024

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-00209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY Bassett, Virginia	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock ($5.00 par value)	BSET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD

Bassett Furniture Industries, Inc. (NASDAQ: BSET), issued a press release announcing that Rob Spilman, Chief Executive Officer and Chairman of the Board, will be presenting at WTR's inaugural Consumer Products Virtual Investor Conference. Mr. Spilman will be participating via a virtual fireside chat with Budd Bugatch, WTR's Head of Consumer Hardlines, on June 6, 2024 at 11:15 am ET.

Individual and institutional investors, as well as advisors and analysts, are invited to attend online at https://bit.ly/3KnsHUp.

A link to a replay of the webcast will also be posted for 30 days on the Company’s investor relations website located at https://bassettfurniture.com in the Presentations section.

A copy of the press release is attached as Exhibit 99.1. The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release issued on June 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: June 4, 2024	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Senior Vice President - Chief Financial Officer